EXHIBIT 16

January 10, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	Buscar Co
File No. 000-55659

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated January 10, 2017 of Buscar Co (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP